UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2025

Date of Report (Date of Earliest Event Reported)

Victory Capital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38388	32-0402956
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

15935 La Cantera Parkway; San Antonio, TX	78256
(Address of principal executive offices)	(Zip Code)

(216) 898-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	VCTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”), dated as of July 8, 2024, by and among Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), Amundi Asset Management S.A.S, a French sociéte par actions simplifiée (“Seller”) and, solely for certain provisions thereof, Amundi S.A., a French sociéte anonyme (“Amundi Parent,” and together with Seller, the “Amundi Parties”), pursuant to which, upon the terms and subject to the conditions set forth therein, Seller contributed to the Company all of the shares (the “Amundi US Shares”) of Amundi Holdings US, Inc., a Delaware corporation (“Amundi US”). As a result of that contribution, Amundi US became a wholly owned subsidiary of the Company. Amundi US owns Amundi Asset Management US, Inc. and Amundi Distributor US, Inc.

Item 1.01	Entry into a Material Definitive Agreement.

Shareholder Agreement

On April 1, 2025, in connection with the Closing (as defined below), the Company and Seller entered into the shareholder agreement (the “Shareholder Agreement”). The material terms of the Shareholder Agreement were previously summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2024 (the “Signing Form 8-K”), which summary is incorporated herein by reference.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholder Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2025, the Company completed the acquisition of Amundi US. In exchange for the Amundi US Shares, at the closing (the “Closing”), the Company issued to Seller (a) 3,293,471 newly issued shares of common stock, par value $0.01 per share of the Company (“Company Common Stock”), representing 4.9% of the number of issued and outstanding shares of Company Common Stock after giving effect to such issuance, and (b) 14,305,982 newly issued shares of a new class of non-voting convertible preferred stock, par value $0.01 per share, of the Company, designated as Series A Non-Voting Convertible Preferred Stock (“Company Preferred Stock”) and which, together with the shares of Company Common Stock issued to Seller, represent in the aggregate 21.2% of the Company’s fully diluted shares after giving effect to such share issuances. The closing consideration to Seller is subject to a customary post-closing adjustment as well as true-up payments in respect of client consents obtained in the 180 days following the Closing.

Certificate of Designations

At the Closing, the shares of Company Preferred Stock issued to Seller under the Contribution Agreement were issued pursuant to the terms of the Certificate of Designations, Powers, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock of the Company (the “Certificate of Designations”), which was filed with the Delaware Secretary of State and became effective as of April 1, 2025. Prior to the effectiveness of the Certificate of Designations, the Company filed with the Delaware Secretary of State amendments to the Company’s Second Amended and Restated Certificate of Incorporation, which amendments were approved at a special meeting of the Company’s stockholders held on October 11, 2024. The charter amendments, among other things, increased the number of authorized shares of the Company’s preferred stock.

As described in the Signing Form 8-K, holders of the Company Preferred Stock do not have any voting rights, except as required by applicable law. The Company Preferred Stock is economically equivalent to the Company Common Stock (including with respect to dividends), except that, upon liquidation of the Company (but not a consolidation, merger or reorganization), holders of the Company Preferred Stock would be entitled to a liquidation preference equal to $0.01 per share, plus the amount of any declared but unpaid dividends thereon as of the applicable date.

The shares of Company Preferred Stock are not convertible to shares of Company Common Stock at the option of the holder. Upon specified transfers of the Company Preferred Stock to third parties, the shares of Company Preferred Stock will automatically convert into shares of Company Common Stock in the hands of the transferee on an equivalent basis. Conversion will only occur in the event of a transfer of shares to an entity that is not an affiliate of Seller in one of four specified transfer scenarios: (i) in a widespread public distribution, (ii) in which no relevant transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting shares” (as defined in 12 C.F.R. § 225.2(q)(3)) of the Company, (iii) to a transferee that would control more than 50% of every “class of voting shares” of the Company without any transfer from the transferring holder or (iv) to the Company.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Distribution and Services Agreements

On April 1, 2025, in connection with the Closing, the Amundi Parties, the Company, and Victory Capital Management Inc., a wholly owned subsidiary of the Company (“Victory”), amended and restated the Off-Shore Master Distribution and Services Agreement and the On-Shore Master Distribution and Services Agreement, each dated as of July 8, 2024 (the “Original Agreements”, and, as amended and restated, the “Amended and Restated Distribution and Services Agreements”). The Amended and Restated Distribution and Services Agreements, which became effective as of the Closing, have substantially the same material terms as the Original Agreements, which were previously described in the Signing 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 2.01 of this Current Report on Form 8-K with respect to the issuance of the shares of Company Common Stock and Company Preferred Stock to Seller pursuant to the terms of the Contribution Agreement is incorporated herein by reference. Such shares issued to Seller as consideration under the Contribution Agreement were issued to Seller in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

The Company announced that Bob Hurst, one of Crestview Partners’ nominees on the Company’s board of directors (the “Board”), retired from the Board effective as of April 1, 2025 in connection with Crestview’s decrease over time in its ownership below 10% of the fully diluted shares of the Company after giving to the share issuances contemplated by the Contribution Agreement. Mr. Hurst’s retirement from the Board was not due to any disagreements with the Company or any matter relating to the Company’s operations, policies or practices.

Appointments of Directors

As previously described in the Signing 8-K, Seller is entitled to nominate two members of the Board for so long as it holds at least 50% of the shares it acquired pursuant to the Contribution Agreement (without giving effect to certain sales by Seller) and one member of the Board for so long as it holds at least 33% of shares it acquired pursuant to the Contribution Agreement (without giving effect to certain sales by Seller).

On April 1, 2025, the Board approved the appointment of Seller’s designees, Céline Boyer-Chammard and Dominique Carrel-Billiard, as members of the Board, effective as of the Closing. Ms. Boyer-Chammard currently serves as the Seller’s Head of Sustainable Transformation and Organization and has been appointed as a Class II director. Mr. Carrel-Billiard currently serves as the Seller’s Head of Real and Alternative Assets and has been appointed as a Class III director.

In connection with their appointment to the Board, each of Ms. Boyer-Chammard and Mr. Carrel-Billiard has elected to waive any right to any compensation from the Company in connection with their service as a non-employee director of the Company. The Company has entered into an indemnification agreement with each of Ms. Boyer-Chammard and Mr. Carrel-Billiard in substantially the same form as entered into by the Company with its other directors.

There are no related party transactions that would be required to be disclosed under Item 404(a) of Reg. S-K with respect to either Ms. Boyer-Chammard or Mr. Carrel-Billiard.

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The information contained in Item 2.01 above with respect to the Certificate of Designations is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 1, 2025, the Company issued a press release announcing the completion of the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements of the business acquired as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma information as required by this Item 9.01(b) giving effect to the Closing under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit	Description

3.1	Certificate of Designations, Powers, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock of Victory Capital Holdings, Inc.

4.1	Shareholder Agreement, dated April 1, 2025, by and between Victory Capital Holdings, Inc. and Amundi Asset Management S.A.S.*

99.1	Press Release issued by Victory Capital Holdings, Inc. on April 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain information (such as personal contact information) in this exhibit, marked by brackets, has been omitted because the information is not material and is the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

By:	/s/ David C. Brown
	Name:	David C. Brown
	Title:	Chairman and Chief Executive Officer

Date: April 3, 2025